Exhibit 10.19

CONFIDENTIAL PORTIONS HAVE BEEN OMITTED FROM THIS DOCUMENT BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATION OF OMITTED TEXT IS INDICATED BY AN ASTERISK (*)

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (the “Agreement”) made this 16th day of June, 2009 by and among IDT DOMESTIC TELECOM, INC., a Delaware corporation (“Domestic”), and IDT TELECOM, INC., also a Delaware corporation and the parent of Domestic (“Telecom” and collectively with Domestic, “IDT”), on the one hand, and UTCG HOLDINGS, LLC, a Delaware limited liability company (“UTCG”), and CARLOS GOMEZ (“Gomez”), on the other hand.

WHEREAS, Gomez was one of the founders of Union TeleCard Alliance, LLC, a Delaware limited liability company (the “Company”), and is the grantor of the Trust which is the holder of the beneficial interests in UTCG;

WHEREAS, UTCG owns of record and beneficially 49% (the “UTA Interests”) of the issued and outstanding membership interests in the Company;

WHEREAS, IDT, through its subsidiary, owns of record and beneficially the remaining 51% of the issued and outstanding membership interests in the Company;

WHEREAS, Gomez is the owner of record of substantially all of the ownership interests (the “UTA DR Interests”) in Union Telecard Dominicana, S.A. (“UTA DR”), which the Company, Gomez and IDT and its affiliates agree he holds for the benefit of UTA (in which Domestic together with its affiliate IDT Corp. hold a 51% membership interest), commensurate with that certain Reconocimiento de Inversion sworn to by Gomez on June 7, 2005 (the “DR Affirmation”);

WHEREAS, UTCG desires to sell, and Domestic desires to purchase, the UTA Interests upon the conditions set forth herein; and

WHEREAS, the transfer of the UTA Interests is restricted by that certain Securities Purchase Agreement dated April 24, 2002, by and among IDT Corporation, Gomez and the Company, as amended by that certain Amendment No. 1 dated April 24, 2002, by and among UTCG, IDT Corporation and the Company (the “Securities Purchase Agreement”); that certain Amended and Restated Operating Agreement of Union Telecard Alliance LLC dated as of April 24, 2002, by and among the Company, IDT Domestic-Union, LLC (“Domestic Union”), IDT Corporation and UTCG (the “Operating Agreement”); that certain LLC Interest Pledge and Security Agreement dated as of April 24, 2002, between UTCG and Gomez and, with respect to Section 18, IDT Corporation (the “Pledge and Security Agreement”); and that certain Transfer Restriction Agreement dated as of April 24, 2002, by and among The Gomez Family Trust, Gomez, Domestic Union and IDT Corporation (the “Transfer Restriction Agreement”).

NOW, THEREFORE, in consideration of the premises and mutual covenants, agreements, representations and warranties contained in this Agreement, the parties agree as follows:

1. PURCHASE AND SALE OF UTA INTERESTS

1.1 Sale of UTA Interests. Upon the terms and subject to the conditions set forth herein, UTCG hereby agrees to sell the UTA Interests to Domestic, and Domestic hereby agrees to purchase the UTA Interests from UTCG. For the avoidance of doubt, IDT, both for itself and its affiliates, hereby expressly consents to all of the transactions contemplated by the Transaction Documents (as hereafter defined) for all purposes of the Securities Purchase Agreement, the Operating Agreement, the Pledge and Security Agreement and the Transfer Restriction Agreement, and all other agreements and instruments executed by IDT and its affiliates in connection with any of the foregoing.

1.2 Preliminary Matters. Prior to the Closing (as hereinafter defined), the following actions shall be taken:

(a) IDT will (and will cause its affiliates to) take such steps as are necessary to cause any intercompany debt between IDT (and its affiliates) and UTA DR or Ethnic Grocery Brands LLC (“EGB”) to be no longer deemed to be outstanding by contributing such intercompany debt to the capital of UTA DR and EGB, respectively, immediately prior to the transfers of the UTA DR Interests and the EGB Interests described in the following paragraphs (b) and (c) of this Section 1.2, effective at and as of the Closing Date (as hereafter defined);

(b) The Company will file an election with respect to UTA DR, pursuant to U.S. Treasury Regulation Section 301.7701-3(c) on Internal Revenue Service Form 8832, effective as of the day before the Closing Date, to treat UTA DR as an entity disregarded from its beneficial owner, UTA.

The parties will terminate all of the Company’s interests in the UTA DR Interests (whether arising by virtue of the DR Affirmation or otherwise) and agree that such termination shall be treated for all United States Federal, state and local tax purposes as if the Company had distributed the shares of UTA DR to UTCG, pursuant to the Termination and Distribution of UTA DR Interests Agreement in the form of Exhibit A; and

(c) IDT and UTCG will cause the Company to distribute and assign to UTCG an 80% ownership interest (the “EGB Interests”) in EGB pursuant to the Assignment of EGB Interests in the form of Exhibit B (it being understood that the Company will retain a 10% ownership interest (the “EGB Retained Interest”) in EGB).

1.3 Purchase of UTA Interests. The purchase and sale of the UTA Interests shall take place as follows, and the consideration therefor is as set forth in Sections 1.3 (a), (b), (c), (d), (e) and (f):

(a) Upon execution and delivery of this Agreement, as a non-refundable portion of the consideration, Domestic will wire to UTCG One Million Dollars ($1,000,000) and Telecom will treat the indebtedness (including interest) evidenced by that certain Promissory Note, dated December 17, 2007 (the “Loan”), by UTCG in favor of Telecom in the aggregate principal amount of One Million Dollars ($1,000,000) as satisfied (the “Loan Satisfaction”), and will return to UTCG a copy of the Note representing the Loan marked cancelled. Contemporaneously with the execution and delivery of this Agreement, Domestic will deposit Four Million One Hundred and Thirty Eight Thousand Three Hundred and Forty Two Dollars ($4,138,342) in immediately available funds into escrow with Kent, Beatty & Gordon, LLP (the “Escrow Agent”) pursuant to the Escrow Agreement in the form of Exhibit F executed by the Escrow Agent, Domestic and UTCG. $3,638,342 will be delivered to UTCG at the Closing as provided in Sections 1.3(b)(ii) and 5, and the remaining $500,000 will be disbursed upon finalization of the Final Statement (as hereafter defined).

(b) At the Closing (as hereafter defined):

(i) Effective immediately following completion of the distribution to UTCG of the UTA DR Interests and the EGB Interests, UTCG shall sell and convey the UTA Interests to Domestic;

(ii) The Escrow Agent (as hereafter defined) will wire to UTCG Three Million Six Hundred and Thirty Eight Thousand Three Hundred and Forty Two Dollars ($3,638,342); and

(iii) Domestic will execute and deliver to UTCG a promissory note in the aggregate principal amount of One Million Two Hundred Forty Five Thousand Three Hundred and Fifty Four and 70/100 Dollars ($1,245,354.70) (the “Note”) (and guaranteed by IDT Corporation) in substantially the form of Exhibit C.

(c) *

(d) In addition, as part of the consideration for the UTA Interests, IDT will either (as IDT may determine in its discretion) purchase and/or reimburse UTCG or its affiliate for the purchase (the “Terminal Purchase”) of an aggregate total of two thousand eight hundred (2,800) new or used terminals; provided that (i) the price per terminal purchased by any party (or for which IDT provides reimbursement) will not exceed One Hundred Fifty Dollars ($150), and (ii) the purchase by IDT, UTCG or its affiliate will be completed within ninety (90) days of the Closing. IDT is not making, and shall not be deemed to have made, any representations or warranties regarding any of these terminals, express, implied or otherwise, but (to the extent permitted) shall assign to UTCG or its affiliate any warranties from the seller running in its favor as purchaser, and will cooperate as reasonably requested by UTCG (at UTCG’s expense) in enforcing for the benefit of UTCG or its affiliate any warranties which may not be so assigned. Any such terminals purchased by IDT must be (or be reprogrammed, at no cost to UTCG, UTA DR or their affiliates, to be) compatible with the systems currently used by UTA DR and Touch-N-Buy, LLC.

(e) Additionally, as part of the consideration for the UTA Interests, for an eighteen (18) month period following the Closing (the “Use Term”), UTA DR and EGB shall continue to have use and access to the software identified on Schedule A (the “Software”), which Software is licensed by IDT, to use in connection with their respective businesses to the same extent and in the same manner used prior to the Closing. The use and access of the Software will terminate automatically upon any termination of IDT’s license for such Software (or as the licensor of the Software may otherwise determine). To the extent reasonably practicable, IDT will give UTCG at least six (6) months’ prior written notice of any anticipated termination of the license for such Software. UTCG acknowledges that UTA DR and EGB will have no rights to use or access the Software upon the termination of such use and access. Nothing contained in this Agreement shall be construed to be a grant of a license or sublicense or otherwise transfer or convey any rights in or to the Software where such license, sublicense or transfer would be a violation of any agreement to which IDT or its affiliates is a party. UTCG shall promptly reimburse IDT for any out-of-pocket incremental costs (including penalties) incurred by IDT or its affiliates in connection with such use and access to the Software. IDT is not making, and shall not be deemed to have made, any representations or warranties regarding the Software (or such use and access), express, implied or otherwise, and UTA DR and EGB shall use the Software at its own risk. As reasonably requested by UTCG, IDT will assist UTCG in the migration of UTA DR and EGB from the Software after the Use Term, such assistance not to exceed, in the aggregate, ten (10) man-hours (it being understood that any assistance in excess of such time will be reimbursed by UTCG upon a time and materials basis reasonably calculated by IDT, and that IDT shall not be required to incur any out-of-pocket costs and expenses in connection with any such assistance). In addition, during the Use Term, IDT shall provide such support for closing the monthly accounts of UTA DR and EGB and maintenance of the functionality of the Software as UTCG may reasonably request (in each case to the same extent and in the same manner as provided prior to the Closing) without charge for nine (9) months, and thereafter in exchange for a monthly fee, payable in advance on or prior to the first business day of each month during the remainder of the Use Term, of $1,500. IDT shall designate such personnel as it may deem appropriate to provide such support and maintenance, and shall not be required to hire or retain any personnel in connection therewith.

(f) Lastly, as part of the consideration for the UTA Interests, if Gomez elects to continue the Company’s group health insurance in accordance with federal COBRA law following the termination of his employment with the Company on the Closing Date, so long as he is entitled to COBRA coverage, during the eighteen (18) months following the Closing Date, Gomez’s premiums for the Company’s group health insurance under COBRA shall be the same amount that an active employee contributes for such benefit coverage (e.g., if there is a difference in the amount an active employee contributes for the Company’s group health coverage and the published rate for the group health insurance under COBRA, then the Company shall pay the difference (such difference being referred to herein as the “COBRA Amount”). In the event Gomez does not so continue the Company’s group health insurance for this eighteen (18) month period, during such period the Company will instead pay Gomez a monthly amount equal to the COBRA Amount to be applied to another health insurance for Gomez and his family.

1.4 Closing. The closing (the “Closing”) of the sale of the UTA Interests by UTCG to Domestic shall take place at the offices of IDT, 520 Broad Street, Newark, NJ 07102 at 10 a.m. on June 24, 2009 (the “Closing Date”) or at such other time and place as IDT, UTCG and Gomez shall mutually agree upon. The Operating Agreement, the Securities Purchase Agreement, the Pledge and Security Agreement, the Transfer Restriction Agreement, the Consulting Agreement between the Company and Gomez dated August 1, 2004, and that certain Letter Agreement dated May 3, 2002, between Gomez and IDT Corporation relating to that certain letter agreement among North Fork Bank, UTCG and Gomez shall be terminated as of the Closing.

1.5 Intentionally deleted.

1.6 Post Closing Adjustment.

(a) Within 45 days after the Closing, IDT will deliver to UTCG (with a copy to Escrow Agent), a final statement setting forth certain agreed upon information concerning the Company’s business for the period from August 1, 2009 through the Closing Date (the “Final Statement”) as well as directions for the disbursement of funds, if any, to UTCG, from the escrow in accordance with previously agreed upon criteria (the “Adjustment Payment”) with the remainder to be disbursed to IDT. The Final Statement will be final and binding upon the parties for all purposes, unless UTCG notifies IDT, not later than fifteen (15) days after UTCG’s receipt of the Final Statement, of a good faith disagreement with the Final Statement (the “Disagreement”). Such notice of Disagreement will specify all items as to which there is a Disagreement and an explanation of the basis for any Disagreement. UTCG’s failure to timely notify IDT in writing of the existence of such a Disagreement will be deemed as, for all purposes, UTCG’s acceptance of the Final Statement.

(b) UTCG and IDT will attempt, in good faith, to resolve any Disagreement. If the parties are unable to resolve any such Disagreement within thirty (30) days from the date of receipt by IDT of notice from UTCG of the Disagreement, either party may request, by delivering written notice to the other, that such Disagreement be resolved by an independent accounting firm jointly selected by the parties that has not provided material services to either party or their respective affiliates during the three (3) years immediately prior to its retention for such matter (the “Accountants”). If UTCG and IDT do not agree on the Accountants within ten (10) days after either requests that the Disagreement be submitted to the Accountants for resolution, then each of UTCG and IDT will nominate its selection to serve as the Accountants and those two nominated accountants will select a third accountant within ten (10) days, which third accountant will serve as the Accountants. If either party does not notify the other in writing of its selection to serve as the Accountants within ten (10) days after either requests that the Disagreement be submitted to the Accountants for resolution, then the accountants nominated by the other will serve as the Accountants. Each of UTCG and IDT will submit to the Accountants within ten (10) days after selection of the Accountants is completed its proposal concerning what the Final Statement should be and all relevant financial data supporting its proposal. After completing their review of the Disagreement, the Accountants will resolve each item in dispute in accordance with the terms of this Agreement and will confirm their conclusion in writing to the parties within thirty (30) days after the Accountants receive any proposals and supporting information timely submitted in accordance with this paragraph (b), and the decision of the Accountants will be final and binding upon the parties for all purposes and enforceable in any court of competent jurisdiction, absent manifest error. The fees and costs of the Accountants, if any, in connection with resolving the Disagreement will be paid one-half by UTCG and one-half by IDT.

(c) Within five (5) days from the earliest to occur of (A) the acceptance in writing, provided to the Escrow Agent, of Gomez and IDT of the determination set forth in the Final Statement, (B) the written notification of IDT to the Escrow Agent that UTCG did not provide notice to IDT of its Disagreement within the time period set forth in sub-section (a) above, or (iii) the delivery to the parties by the Accountants of their written conclusion pursuant to sub-section (b) above, the Escrow Agent will disburse to UTCG the Adjustment Payment (which amount shall in no event exceed $500,000, or be a negative number), (i) in accordance with the written instructions provided pursuant to the Final Statement, or (ii) as determined pursuant to the procedure set forth in sub-section (b) above, in either case with the remainder of the amount held by the Escrow Agent being disbursed to IDT. The parties agree that in the event the Litigation Payment is made to UTCG (pursuant to Section 1.3(c) above) prior to disbursement of an Adjustment Payment to UTCG under this Section 1.6, the Adjustment Payment, when and if due, shall be reduced by one-half (1/2).

2. REPRESENTATIONS AND WARRANTIES OF UTCG AND GOMEZ

Each of UTCG and Gomez, jointly and severally, represents and warrants to IDT as follows:

2.1 Authority. Each of UTCG and Gomez has full power and authority to execute and deliver this Agreement and any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated by this Agreement (the “Transaction Documents”) to which it/he is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which UTCG is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary company action. This Agreement and the other Transaction Documents to which UTCG and/or Gomez is a party have been (or will be, as the case may be) duly executed and delivered by UTCG and/or Gomez and constitute (or will constitute, as the case may be) legal, valid and binding obligations of UTCG and/or Gomez, enforceable in accordance with their respective terms.

2.2 Organization and Qualification. UTCG is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and has the company power and authority to own, operate and lease its assets and to carry on its business and activities.

2.3 Consents and Approvals; No Violations. Neither the execution, delivery or performance by UTCG or Gomez of this Agreement or the other Transaction Documents to which it/he is a party nor the consummation by such parties of the transactions contemplated hereby or thereby will (a) conflict with or result in any breach of any provision of the operating agreement and other organizational documents of UTCG, (b) require any filing with or notification to, or permit, authorization, consent or approval of, any governmental authority or other entity, (c) conflict with or violate any law, rule or regulation applicable to UTCG or Gomez, or any of their respective assets, business or affairs, or (d) conflict with, result in a violation or breach of, constitute a default (or an event that with notice or lapse of time or both could become a default) or give rise to or result in any loss of benefit or right of termination, amendment or acceleration under any note, bond, mortgage, lien, indenture, lease, license, contract, agreement or other instrument or obligation (written or oral) to which UTCG or Gomez is a party or by which any of their respective assets, business or affairs may be bound.

2.4 UTA Interests. There are no outstanding options, warrants or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any of the UTA Interests. Except as restricted by the rights of IDT and its affiliates under the Securities Purchase Agreement, the Operating Agreement, the Pledge and Security Agreement, the Transfer Restriction Agreement and the other agreements and instruments executed by IDT or its affiliates in connection with the foregoing, UTCG has complete and unrestricted power to sell, convey, assign, transfer and deliver the UTA Interests to IDT (it being understood that UTCG has obtained all other consents and approval required under the above-referenced agreements and instruments, other than any consents and approvals of IDT and its affiliates). Upon delivery of the UTA Interests to IDT at the Closing pursuant to this Agreement, IDT will have good, valid and marketable title to the UTA Interests, free and clear of any and all liens, pledges, encumbrances, charges and claims (other than any created or imposed by IDT and its affiliates).

2.5 Affiliate Transactions. Except as set forth on Schedule 2.5 , neither UTCG nor Gomez or any of their respective affiliates: (a) has borrowed money from, or loaned money to, the Company, (b) except as referenced elsewhere in this Agreement, is a party to any contract with the Company, (c) has asserted or threatened to assert any claim against the Company, (d) is engaged in any transaction with the Company, or (e) owns, directly or indirectly, in whole or in part, or has any other interest in, any tangible or intangible property or other assets of the Company which the Company uses or has used or proposes to use in the conduct of its business or otherwise.

2.6 Absence of Certain Practices. To the Knowledge of UTCG and Gomez, neither Gomez nor the Company (or any of its employees) or other person acting on behalf of Gomez has given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier, dealer, distributor, governmental employee or official or any other person who is or may be in a position to help or hinder the Company or assist the Company in connection with any proposed transaction involving the Company, which gift or similar benefit, if not given in the past or not continued to be given in the future, could have adversely affected (or may adversely affect) the business, operations or prospects of the Company. To the Knowledge of UTCG and Gomez, neither Gomez nor the Company (or any of its employees) or other person acting on behalf of Gomez has (a) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to, or on behalf of, government officials or others, or (b) accepted or received any unlawful contributions, payments, gifts or expenditures.

2.7 Taxes.

(a) For purposes of this Agreement, “Tax or Taxes” shall mean all federal, state, county, local, municipal, foreign and other taxes, assessments, duties or similar charges of any kind whatsoever, including all corporate franchise, income, gross receipts, occupation, windfall profits, sales, use, ad valorem, value-added, profits, license, withholding, payroll, employment, excise, premium, real property, personal property, customs, net worth, capital gains, transfer, stamp, documentary, social security, disability, environmental, alternative minimum, recapture and other taxes, and including all interest, penalties and additions imposed with respect thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any person, and any liability in respect of any Tax as a result of being a member of any affiliated, combined, consolidated, unitary or similar group; and “Tax Return” shall mean any return, declaration, report, claim for refund, information return, or other document or statement relating to Taxes, including any schedule or attachment thereto and any amendment or supplement thereof.

(b) UTCG has timely filed, or caused to be timely filed, all Tax Returns in respect of the Company required to be filed by it under applicable Tax laws; all such Tax Returns were, when filed, and continue to be, true, correct and complete; and all Taxes due and owing by UTCG in respect of the Company have been timely paid.

2.8 Full Disclosure. To the Knowledge of UTCG and Gomez, there is no fact material to the business or operations of the Company which has not been disclosed to IDT.

2.9 UTA DR and EGB. With respect to the transfer to UTCG of the UTA DR Interests and EGB Interests as provided in Section 1.2, UTCG and Gomez are informed and sophisticated investors and acknowledge that IDT makes no representation or warranty as to either UTA DR or EGB or their respective businesses, operations, condition (financial or otherwise), or prospects, except as expressly set forth in this Agreement. UTCG is accepting the UTA DR Interests and EGB Interests based on its own inspection, examination, and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature, whether in writing, orally or otherwise, made by or on behalf of or imputed to IDT, except as expressly set forth in this Agreement.

2.10 Investment Representation. Each of UTCG and Gomez understands, and has been advised by counsel, that the UTA DR Interests and EGB Interests have not been registered under the Securities Act of 1933 (the “Securities Act”), or any applicable state securities laws and are being transferred in reliance upon an exemption from registration. UTCG is, therefore, acquiring the UTA DR Interests and EGB Interests solely for its own account, for investment purposes, and not with a view to, or for sale or resale in connection with, any distribution thereof. Each of UTCG and Gomez understands that the UTA DR Interests and EGB Interests must be held by UTCG indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Each of UTCG and Gomez acknowledges that the UTA DR Interests and EGB Interests may not be freely transferable and that UTCG may have to bear the economic risk of its investment in the UTA DR Interests and EGB Interests for an indefinite period of time.

The representations and warranties of UTCG and Gomez contained herein are true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing Date as though made at that time.

“Knowledge” as used with respect to UTCG and Gomez means the actual knowledge, after due inquiry, of any officer of UTCG, Antonio Gomez or Carlos Gomez.

3. REPRESENTATIONS AND WARRANTIES OF IDT

IDT represents and warrants to UTCG and Gomez as follows:

3.1 Authority. IDT has full power and authority to execute and deliver this Agreement and the other Transaction Documents. The execution and delivery of this Agreement and the other Transaction Documents to which IDT is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action. This Agreement and the other Transaction Documents to which IDT is a party have been (or will be, as the case may be) duly executed and delivered by IDT and constitute (or will constitute, as the case may be) legal, valid and binding obligations of IDT, enforceable in accordance with their respective terms.

3.2 Organization and Qualification. Each of Domestic and Telecom is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, operate and lease its assets and to carry on its business and activities.

3.3 Consents and Approvals; No Violations. Neither the execution, delivery or performance by IDT of this Agreement or the other Transaction Documents to which it is a party nor the consummation by it of the transactions contemplated hereby or thereby will (a) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-laws of Domestic or Telecom, (b) require any filing with or notification to, or permit, authorization, consent or approval of, any governmental authority or other entity, (c) conflict with or violate any law, rule or regulation applicable to IDT or its assets, business or affairs, or (d) conflict with, result in a violation or breach of, constitute a default (or an event that with notice or lapse of time or both could become a default)

or give rise to or result in any loss of benefit or right of termination, amendment or acceleration under any note, bond, mortgage, lien, indenture, lease, license, contract, agreement or other instrument or obligation (written or oral) to which IDT is a party or its assets, business or affairs may be bound. No representations and warranties are being made with respect to the transfer of the UTA DR Interests and EGB Interests to UTCG (including, without limitation, as to any consents and approvals required under their formation or operating agreements, under applicable law, rule or regulation, or otherwise).

3.4 Full Disclosure. Neither IDT nor any of its affiliates (a) have entered into any agreement with any third party for the sale or similar disposition of the Company or any material portion of its equity or assets, or (b) have entered into any settlement agreement with any of the Defendants with respect to the Calling Card Litigation, in each case that has not been disclosed in writing by IDT to UTCG or Gomez.

3.5 Investment Representation. IDT understands, and has been advised by counsel, that the UTA Interests have not been registered under the Securities Act, or any applicable state securities laws and are being transferred in reliance upon an exemption from registration. IDT is, therefore, acquiring the UTA Interests solely for its own account, for investment purposes, and not with a view to, or for sale or resale in connection with, any distribution thereof. IDT understands that the UTA Interests must be held by it indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. IDT acknowledges that the UTA Interests may not be freely transferable and that IDT may have to bear the economic risk of its investment in the UTA Interests for an indefinite period of time.

The representations and warranties of IDT contained herein are true and correct in all material respects as of the date hereof and shall be true an correct in all material respects as of the Closing Date as though made at that time.

4. ADDITIONAL COVENANTS AND AGREEMENTS

In addition to the agreements set forth elsewhere in this Agreement, the parties covenant and agree as follows:

4.1 Further Assurances. From time to time, at and after the Closing, at any party’s reasonable request, without further consideration and without otherwise affecting the indemnities set forth in Section 6, the other party shall execute and deliver at its expense such additional instruments and take such other action (excluding the bringing of suit), as the requesting party may reasonably require to further the purposes and intent of this Agreement.

4.2 Non-Competition and Non-Solicitation.

(a) Each of UTCG and Gomez, severally and jointly, hereby agree, effective on and as of the Closing Date, and continuing for a period of three (3) years from and after that date, not to, directly or indirectly:

(i) either as an employee, employer, consultant, independent contractor, agent, broker, principal, partner, stockholder, member, officer, director or in any other individual or representative capacity, engage in an IDT Competitive Business (as defined below), or become employed by, or otherwise in any way assist or encourage any entity’s or person’s IDT Competitive Business, or either as a broker, principal, partner, stockholder, member or in any other individual or representative capacity, invest in any entity or person which engages in an IDT Competitive Business (provided that investments shall be permitted in any class of securities listed on any national or regional stock exchange or traded on the National Association of Securities Dealer Automated Quotation System, or registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, if (x) such securities do not exceed 2% of the issued and outstanding shares of such class of securities and (y) the value of such securities (based on the closing per share price of such securities, as reported in the New York City edition of the Wall Street Journal or, if not reported thereby, another authoritative source) does not at any time exceed $10,000,000):

(ii) influence or attempt to influence, or assist or advise any person attempting to influence, customers, distributors, partners or suppliers of IDT, the Company or their respective affiliates or subsidiaries: (x) to divert any part of their business away from such company, (y) to cause damage to the business of any such company, or (z) to do any material business with any competitor of any such company; and

(iii) solicit or recruit any employee, officer, partner or consultant of IDT, the Company or their respective affiliates or subsidiaries to leave the employment of such company or terminate his/her relationship with such company; and will not advise or otherwise assist any other person to solicit or recruit any employee, officer, partner or consultant of IDT, the Company or their respective affiliates or subsidiaries.

For purposes of this Agreement, an “IDT Competitive Business” shall mean:

(1) the provision in the United States (and its territories) or Canada of international long distance calling services with respect to traffic that originates in the United States (and its territories) or Canada;

(2) the wholesale provision of (x) termination services to any carrier or other entity in the United States (and its territories) or Canada (which, for the avoidance of doubt, shall not include the provision of such services to a PTT (defined below) headquartered outside of the United States (and its territories) and Canada), or (y) termination services with respect to traffic that terminates into the United States or Canada to any carrier or other entity; and

(3) the offer, sale or distribution in the United States (and its territories) or Canada of (x) any other telecommunications services, products or equipment, including, without limitation, transmission of voice, data, video or image signals through wireline, wireless, satellite and so-called Voice-over-Internet Protocol or any other form of telephony, prepaid or post-paid debit phone cards, wireless top-up products and services, data transfer, paging, messaging, video conferencing and Internet access, (y) any money, funds or credits wiring or transfer products, equipment or services, or (z) stored value products or services, including, without limitation, open and closed loop gift cards and debit cards.

The foregoing sentences notwithstanding, (A) the business of UTA DR as currently conducted, (B) a money/funds transfer business where the transfer is originated outside of the United States (or its territories) or Canada, (C) selling or dealing in products or services purchased by UTCG or Gomez or its or his affiliates directly from IDT or its wholly owned subsidiaries, and (D) the retail sale outside the United States (and its territories) and Canada of telecommunication services even if it may involve traffic that terminates in the United States (or its territories) or Canada, shall not be deemed an IDT Competitive Business.

As used in this Agreement the term “PTT” shall mean a telecommunications provider, which, when originally established, operated as a government owned and/or regulated monopoly. Examples of PTT’s include France Telecom, and British Telecom.

(b) IDT, for itself and on behalf of its corporate affiliates, hereby agrees, effective on and as of the Closing Date, and continuing for a period of three (3) years from and after that date, not to, directly or indirectly:

(i) either as an employer, consultant, independent contractor, agent, broker, principal, partner, stockholder, member or in any other individual or representative capacity, engage or participate, invest in or otherwise in any way assist or encourage any entity or person, which engages in an Gomez Competitive Business:

(ii) influence or attempt to influence, or assist or advise any person attempting to influence, customers, distributors, partners or suppliers of UTA DR or EGB or their respective affiliates or subsidiaries: (x) to divert any part of their business away from such company, (y) to cause damage to the business of any such company, or (z) to do any material business with any competitor of any such company; and

(iii) solicit or recruit any employee, officer, partner or consultant of UTA DR, EGB or their respective affiliates or subsidiaries to leave the employment of such company or terminate his/her relationship with such company; and will not advise or otherwise assist any other person to solicit or recruit any employee, officer, partner or consultant of IDT, the Company or their respective affiliates or subsidiaries (in each case other than an employee, officer, partner or consultant who is also employed or otherwise has a relationship with the Company and its affiliates as of the Closing Date).

For purposes of this Agreement, a “Gomez Competitive Business” shall mean the wholesale distribution in the United States (and its territories) or Canada of Hispanic or Latino food products or other comestibles.

(c) The parties agree that the provisions of this Section 4.2 shall be interpreted as broadly as possible to enforce such provisions; provided, however, that in the event that any provision of this Section 4.2 is held invalid or unenforceable or the provisions of this Section 4.2 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws, and such other changes shall be made to give effect to the original intent of the parties. The failure to comply with the provisions of this Section 4.2 shall be deemed to be a material breach of this Agreement, and, upon any such breach, the aggrieved party shall be authorized to pursue all rights and remedies available in law or in equity, which rights and remedies may include, without limitation, the right to specific performance of this Agreement.

4.3 Non-Disparagement. Each of UTCG and Gomez (and their respective officers, employees, agents and representatives), on the one hand, and IDT, the Company and their respective subsidiaries, on the other hand, agree that they will not, at any time, in any way, disparage the other party(ies) by making or soliciting any comments, statements or the like to the media or to others, either orally or in writing, that may be considered to be derogatory or detrimental, in any way, to the good name or business reputation of such a party, or engage in any conduct that is in any way injurious, or may be perceived to be injurious, to the reputation or interest of such a party, including, without limitation, encouraging or assisting others to bring any form of suit, claim or cause of action against such a party. IDT and the Company will use their reasonable efforts to cause their respective officers, employees, agents and representatives to abide by the covenant set forth in the foregoing sentence.

4.4 Release of Obligations.

(a) Release of Obligations of UTA DR and EGB. Each of UTCG and Gomez agrees, jointly and severally, to take all action necessary or desirable to release IDT, the Company, their respective subsidiaries and affiliates, and their respective businesses, operations and assets from all guarantees, endorsements, security agreements or other obligations (contingent or otherwise) it may have in respect of UTA DR or EGB, and their respective businesses, operations and assets from and after the Closing, including, without limitation, to terminate the guaranty by IDT Corporation (the “IDT Guaranty”) of the obligations of EGB under the Lease Agreement, dated as of January 8, 2007, between Orangewood Properties, Limited Partnership (the “EGB Lease”). In connection therewith, UTCG and Gomez will pay any and all termination fees and provide any substitute guaranty or collateral (including Letters of Credit) as may be required for any such release. Each of UTCG and Gomez agrees, jointly and severally, to fully and completely indemnify, defend and hold IDT, the Company and their respective subsidiaries and affiliates harmless from and against any and all Losses (as hereafter defined) which it, or any of them, may incur, suffer or sustain, which arise, result from or relate to any failure by UTCG and Gomez to effectuate any such release, including, without limitation for any and all Losses arising from the failure to terminate the IDT Guaranty (e.g., any amounts payable by IDT Corporation to the landlord under the IDT Guaranty). The parties further agree that until the termination of the IDT Guaranty, the prior written consent of IDT Corporation shall be required in order to extend the term of the EGB Lease or otherwise amend or modify the terms of the EGB Lease.

(b) Release of Obligations of IDT and UTA. IDT, for itself and all of its direct and indirect affiliates, agrees to take all action necessary or desirable to release UTCG, Gomez, UTA DR and EGB, their respective subsidiaries and affiliates, and their respective businesses, operations and assets from all guarantees, endorsements, security agreements or other obligations (contingent or otherwise) it may have in respect of the business and operations of the Company from and after the Closing. IDT agrees to fully and completely indemnify, defend and hold UTCG, Gomez, UTA DR and EGB, their respective subsidiaries and affiliates, harmless from and against any and all Losses which it, or any of them, may incur, suffer or sustain, which arise, result from or relate to any failure by IDT to effectuate any such release. In addition, IDT, for itself and its direct and indirect affiliates, hereby irrevocably waives any and all present or potential claims, rights, demands, causes of action or liabilities whatsoever, whether known or unknown, liquidated or contingent, arising in the future or otherwise, of any kind and nature whatsoever that it or any of them may now or hereafter have against Gomez, UTCG or EGB involving the business, management or operation of EGB, or otherwise in respect or on account of the EGB Retained Interest; except that nothing herein shall be deemed to be (i) a waiver of any future claims or causes of action for fraud, or (ii) a waiver of any claims or causes of action relating to any breach of or other default under this Agreement and the transactions contemplated hereby, or (iii) a waiver of any rights and privileges under the Amended and Restated Operating Agreement of EGB (as the same may be amended, supplemented, modified or restated in accordance with its terms) with respect to (A) voting, (B) capital accounts, (C) transactions with EGB, (D) allocations and distributions, (E) rights of first refusal and tag-along rights, (F) repayment to the Company of EGB indebtedness, (G) examination of books and records of EGB, (H) ability to undertake other activities, and (I) indemnification and limitation of liability.

4.5 Cooperation.

(a) For a three (3) year period after the Closing, Gomez agrees to continue to use his skills, on an as-needed basis, to the best of his abilities for, subject to his availability, up to ten hours per month, or such greater amount of time as Gomez, in his discretion, shall agree, to provide the following services to the Company and its affiliates at no additional charge so long as Gomez does not incur any out-of-pocket expenses (it being understood that IDT shall only reimburse Gomez for out of pocket expenses pre-approved by IDT): (i) facilitate and participate in meetings between the Company’s management and customers, distributors and vendors; (ii) provide advice and guidance to the Company’s management relating to the operations of the Company, including with respect to personnel, facilities, channel expansion and credit policies for partners and distributors; (iii) at the reasonable request of the Company, attend promotional events; and (iv) such other assistance as the Company, or its affiliates, may reasonably request.

(b) In addition, each of Gomez and UTCG also agrees to cooperate (and cause its officers, employees, representatives and agents to cooperate), with no limitation as to the amount of time any such party will devote, with all requests for advice, cooperation and/or assistance made by IDT, at no charge so long as Gomez and UTCG do not incur any out-of-pocket expenses (it being understood that IDT shall only reimburse Gomez or UTCG for out of pocket expenses pre-approved by IDT), in connection with the business and operations of the Company and its affiliates and subsidiaries, including, without limitation, requests for information, interviews, depositions and/or participation at trial, related to any legal action arising from events which occurred while UTCG or Gomez (or their respective affiliates) was an owner of the Company, including without limitation, in connection with the Calling Card Litigation. IDT will cooperate (and will cause its directly and indirectly controlled affiliates and its and their officers, employees, representatives and agents to cooperate) with all reasonable requests for advice, cooperation and/or assistance made by UTCG or Gomez, at no charge so long as IDT does not incur any out-of-pocket costs, in connection with the businesses and operations of UTA DR and EGB and their affiliates and subsidiaries to the extent of their operations as of the Closing, provided, however, that (without derogating from the terms of Section 1.3(e)) any requests for information, data or records, shall be limited to information, data and records for the period prior to the Closing.

(c) Failure of a party to provide such cooperation shall be deemed a material breach of this Agreement.

4.6 Company Distributions. Each of UTCG and Gomez acknowledges and agrees that, from and after the Closing Date, UTCG shall not be entitled to any further distributions or other amounts from the Company or otherwise in respect of its ownership interest therein. Each of IDT and the Company acknowledges and agrees that, from and after the Closing Date, the Company shall not be entitled to any further distributions or other amounts from UTA DR or EGB or otherwise in respect of its ownership interests therein (other than in respect of the EGB Retained Interest).

4.7 Vitarroz Branded Cards. Following the Closing, subject to customary wholesale terms and conditions (except for terms relating to credit which shall be subject to the full satisfaction of IDT and Gomez) for as long as Gomez holds a majority-in-interest of the outstanding equity of EGB, IDT agrees to sell to EGB prepaid calling cards branded with the Vitarroz brand, for sale by EGB in conjunction with and at retail locations (including Vitarroz branded websites) where other Vitarroz branded food products are sold, at a discount equal to the highest discount given by IDT in connection with similar private label cards sold by IDT to unrelated third parties purchasing similar volumes.

5. CLOSING AND DELIVERIES

5.1 Closing Condition. Prior (and as a condition) to the Closing, Gomez agrees to reimburse the Company for $16,989.37 of his personal expenses charged to the Company’s credit card and known as of the date of execution of this Agreement. In addition, prior (and as a condition) to the Closing, IDT and the Company shall have executed a settlement agreement with respect to certain outstanding legal fees and settlement costs, and the Company shall have paid IDT all amounts due thereunder.

5.2 Delivery of the Escrow Agent. At the Closing, the Escrow Agent will wire to UTCG Three Million Six Hundred and Thirty Eight Thousand Three Hundred and Forty Two Dollars ($3,638,342.00).

5.3 Deliveries of UTCG. At the Closing, UTCG and Gomez will deliver to IDT the following:

(a) A certificate of an executive officer of UTCG and Gomez confirming the accuracy of its representations and warranties;

(b) A certified copy of the resolutions adopted by the Managers of UTCG authorizing the transactions contemplated by this Agreement;

(c) An Assignment of the UTA Interests executed by UTCG in the form of Exhibit D;

(d) Resignations of all officers of the Company designated by UTCG (including, without limitation, Antonio Jose Gomez) and the termination of any agreement such officer may have with the Company or its affiliates (it being understood that any non-competition, confidentiality or other provisions that are to survive termination shall remain in full force and effect as provided therein) (and the return of all Company property, other than the furnishings of Gomez’s personal office, including identification cards, held by any such officer), (ii) the resignation of Gomez from all positions he may hold with IDT (including as consultant) and the termination of any agreement he may have with the Company or its affiliates, (and the return of all Company property other than the furnishings of Gomez’s personal office held by Gomez), and (iii) letters relinquishing all authority of any officers of the Company designated by UTCG (including, without limitation, Antonio Jose Gomez and Gomez) to sign checks or drafts or otherwise exercise any authority with respect to any of the Company bank or financial institution accounts;

(e) The Mutual Release executed by UTCG and Gomez in the form of Exhibit E; and

(f) The Termination and Distribution of UTA DR Interests Agreement executed by UTCG and Gomez in the form of Exhibit A.

5.4 Deliveries by IDT. At the Closing, IDT will deliver to UTCG the following:

(a) A certificate of an executive officer of IDT confirming the accuracy of its representations and warranties;

(b) A certified copy of the resolutions adopted by the Board of Directors of IDT authorizing the transactions contemplated by this Agreement;

(c) The Termination and Distribution of UTA DR Interests Agreement executed by IDT and the Company in the form of Exhibit A;

(d) Subject to the approval of UTCG, an Assignment of the EGB Interests executed by the Company in the form of Exhibit B;

(e) The Note executed by Domestic (and guaranteed by IDT Corporation) in the form of Exhibit C;

(f) Letters relinquishing all authority of any officers of UTA DR or EGB designated by IDT or the Company (other than those excepted by UTCG in writing prior to the Closing) to sign checks or drafts or otherwise exercise any authority with respect to any UTA DR or EGB bank or financial institution accounts; and

(g) The Mutual Release executed by IDT Corporation in the form of Exhibit E.

6. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION

6.1 Survival. All representations and warranties shall survive the Closing for a period of eighteen (18) months from the Closing Date.

6.2 Indemnification by UTCG and Gomez. Each of UTCG and Gomez, jointly and severally, agrees to indemnify, defend and hold the Company and IDT and their respective subsidiaries and affiliates harmless from and against any and all claims, demands, losses, expenses, costs, obligations, damages, liabilities, including interest, penalties and reasonable attorneys fees and expenses (including appellate fees and costs)(“Losses”), which they, or any of them, may incur, suffer or sustain, which arise, result from or relate to (a) any breach of or failure by UTCG or Gomez to perform any of their representations, warranties, covenants or agreements under this Agreement, (b) the business and operations of UTA DR (whether before or after the Closing), and (c) the business and operations of EGB conducted after 5:00 p.m. on the Closing Date (it being understood that with respect to EGB, the term Losses shall be limited to any third party claims).

6.3 Indemnification by IDT. IDT agrees to indemnify, defend and hold UTCG, Gomez and their respective subsidiaries and affiliates harmless from and against any and all Losses which they, or any of them, may incur, suffer or sustain, which arise, result from or relate to (a) any breach of or failure by IDT to perform any of its representations, warranties, covenants or agreements under this Agreement or (b) the business and operations of the Company and its subsidiaries, other than UTA DR and EGB, conducted after 5:00 p.m. on the Closing Date.

6.4 Indemnification Procedure. A party entitled to indemnification pursuant to this Section 6 (an “Indemnified Party”) shall provide written notice to the indemnifying party (the “Indemnifying Party”) of any claim of such Indemnified Party for indemnification under this Agreement promptly after the date on which such Indemnified Party has knowledge of the existence of such claim. Such notice shall specify the nature of such claim in reasonable detail and the Indemnifying Party shall be given reasonable access to any documents or properties within the control of the Indemnified Party as may be useful or necessary in the investigation of the basis for such claim. The failure to so notify the Indemnifying Party shall not constitute a waiver of such claim except to the extent that the Indemnifying Party is prejudiced by such failure.

6.5 If any Indemnified Party seeks indemnification hereunder based upon a claim asserted by a third party, then the Indemnifying Party shall have the right to defend such claim at its expense and through counsel of its own choosing (and reasonably acceptable to the Indemnified Party) if it gives written notice of its intention to do so no later than twenty (20) days following notice thereof by an Indemnified Party; provided, however, that, if, in the reasonable opinion of counsel to the Indemnified Party, separate counsel is required because a conflict of interest would otherwise exist, the Indemnified Party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the Indemnifying Party; provided further, however, that the Indemnified Party shall always have the right to select separate counsel to participate in the defense of such action on its behalf, at its own expense. If the Indemnifying Party does not so choose to defend any such claim asserted by a third party for which any Indemnified Party would be entitled to indemnification hereunder, then the Indemnified Party shall be entitled to recover from the Indemnifying Party all of the reasonable attorney’s fees and other costs and expenses of litigation incurred in the defense of such claim. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, in any case be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Parties. Notwithstanding the assumption of the defense of any claim by an Indemnifying Party, the Indemnified Party shall have the right to approve the terms of any settlement of a claim (which approval shall not be unreasonably withheld or delayed) if such settlement (a) does not include as an unconditional term the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect to such claim or (b) requires anything from the Indemnified Party other than the payment of money damages which the Indemnifying Party has agreed to pay in full. The Indemnifying Party shall not be liable for any settlement of any proceeding affected without its prior written consent (not to be unreasonably withheld or delayed).

7. MISCELLANEOUS

7.1 Expenses. Each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement. All stock transfer, real property transfer, documentary, registration, value-added and other similar taxes (including interest, penalties and additions thereto) incurred in connection with the transfer of the UTA Interests shall be paid by IDT and incurred in connection with the transfer of the UTA DR Interests and EGB Interests shall be paid by UTCG and Gomez. Gomez agrees to reimburse the Company for personal expenses not known as of the date of execution of this Agreement, promptly following the Company’s request and provision of proof of such expenses.

7.2 Headings. The subject headings of the paragraphs and subparagraphs of this Agreement are included for the purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

7.3 Entire Agreement. This Agreement and the Exhibits and Schedules hereto constitute the entire agreement between the parties pertaining to the subject matter contained in them and supersede all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

7.4 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.5 Successors and Assigns. This Agreement shall be binding on, and shall inure to the benefit of, the parties and their respective heirs, legal representatives, and permitted successors and assigns. This Agreement may not be assigned by any party without the consent of the other parties; provided, however, that IDT may assign the rights and privileges of, but not the obligations under, this Agreement to an affiliate.

7.6 Legal Expenses. If any legal action is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding or any appeal therefrom, in addition to any other relief to which it may be entitled.

7.7 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally or by facsimile on the party to whom notice is to be given, or on the third day after mailing if mailed to a party to whom notice is to be given, registered or certified mail, postage prepaid, and properly addressed to the parties as set forth below:

Domestic:

IDT Domestic Telecom, Inc.

520 Broad Street

Newark, NJ 07102

Attn: President

Fax No.: (973) 438-1315

Telecom:

IDT Telecom, Inc.

520 Broad Street

Newark, NJ 07102

Attn: General Counsel

Fax No.: (973) 438-1315

In each case, with a copy to:

IDT Corporation

520 Broad Street

Newark, NJ 07102

Attn: Legal Department

Fax No.: (973) 438-1455

UTCG:

c/o Kent, Beatty & Gordon, LLP

425 Park Avenue, Penthouse

New York, New York 10022-3598

Attn: Harry C. Beatty Esq.

Fax No.: (212) 421-4303

Gomez:

One White Oak Circle

Purchase, New York 10577

With a copy to:

Kent, Beatty & Gordon, LLP

425 Park Avenue, Penthouse

New York, New York 10022-3598

Attn: Harry C. Beatty, Esq.

Fax No.: (212) 421-4303

Any party may change its address for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

7.8 New York Law. This Agreement shall be construed in accordance with, and governed by, the internal laws of the State of New York, without regard to any conflicts of law provisions.

7.9 Arbitration. IDT, on the one hand, and UTCG and Gomez, on the other hand, agree that any claim, controversy or dispute between them (including, without limitation, their respective shareholders, members, affiliates, officers, employees, representative or agents) arising out of or relating to this Agreement shall be submitted to and settled by commercial arbitration in a forum of the American Arbitration Association (“AAA”) located in the City, County and State of New York.

There shall be one arbitrator selected. In such arbitration: (a) the arbitrator shall agree to treat as confidential evidence and other information presented by the parties, (b) the arbitrator shall have no authority to amend or modify any of the terms of this Agreement, (c) the arbitrator shall have ten (10) business days from the closing statements or submission of post-hearing briefs by the parties to render his or her decision, and (d) the award of the arbitrator must allocate in favor of the prevailing party all costs of the arbitration, including the fee of the arbitrator and the fees and charges of the AAA, and must award to the prevailing party his or its reasonable attorneys’ fees, costs and expenses pursuant to this Section. Any arbitration award shall be final and binding upon the parties, and any state or federal court of competent jurisdiction located in the City, County and State of New York may enter a judgment on the award. Each of the parties hereby consents to the jurisdiction of the aforesaid courts. Nothing contained herein shall preclude a party from seeking from any such court of competent jurisdiction any provisional remedy in aid of arbitration, including, but not limited to, injunction, attachment or replevin, pending the determination of any claim or controversy in arbitration.

7.10 Publicity. The parties agree not to issue any announcement, press release, public statement or other information to the press or any third party with respect to this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other parties (which approval shall not be unreasonably withheld or delayed); provided, however, that nothing contained herein shall prevent any party, at any time, from furnishing any required information to any governmental authority or from issuing any announcement, press release, public statement or other information to the press or any third party with respect to the Agreement or the transaction contemplated hereby if required by law, rule or regulation, including, without limitation, the New York Stock Exchange (provided that the other parties shall be furnished with an advance copy of any such announcement or press release for comment, which shall not be unreasonably disregarded).

7.11 Interpretation. The parties hereto agree that in interpreting this Agreement there shall be no inferences against the drafting party.

7.12 Default. In the event any of the parties shall default in the performance of any of its/his obligations under this Agreement, then the other parties shall be entitled to exercise all of its/his rights and remedies available at law or in equity, including the right to specific performance of this Agreement by the other parties.

[Signature Page To Follow]

Executed as of the date first written above.

IDT TELECOM, INC.

By:
Name:
Title:

IDT DOMESTIC TELECOM, INC.

By:
Name:
Title:

UTCG HOLDINGS, LLC

By:
Name:
Title:

CARLOS GOMEZ

The undersigned hereby guarantees the prompt and complete payment (i) by Domestic of the Note in accordance with its terms and conditions, and (ii) by IDT of the Litigation Payment in accordance with the terms and conditions set forth in the Agreement.

IDT CORPORATION

By:
Name:
Title:

SCHEDULE A – SOFTWARE

Oasis and Oracle

SCHEDULE 2.5 – AFFILIATE TRANSACTIONS

None.

2

EXHIBIT A

TERMINATION AND DISTRIBUTION OF UTA DR INTERESTS AGREEMENT

Termination and Distribution of Interests Agreement dated this 16 day of June, 2009 by and among IDT DOMESTIC TELECOM, INC. (“Domestic”) and IDT TELECOM, INC., the parent of Domestic (“Telecom” and collectively with Domestic, “IDT”), UTCG HOLDINGS, LLC (“UTCG”), UNION TELECARD ALLIANCE, LLC (“UTA”), a limited liability company owned 51% by IDT and 49% by UTCG, and CARLOS GOMEZ (“Gomez”).

WHEREAS, Gomez is the owner of substantially all of the ownership interests (the “UTA DR Interests”) in Union Telecard Dominicana, S.A. (“UTA DR”);

WHEREAS, Gomez, IDT and its affiliates, and UTA have agreed that Gomez holds the UTA DR Interests for the benefit of UTA, commensurate with that certain Reconocimiento de Inversion sworn to by Gomez on June 7, 2005 (the “DR Affirmation”); and

WHEREAS, pursuant to that certain Purchase Agreement (the “Purchase Agreement”) dated as of even date herewith, by and among IDT, UTCG and Gomez, the parties agree that the DR Affirmation shall be terminated and the UTA DR Interests shall be held for the benefit of UTCG.

NOW, THEREFORE, the parties hereby agree as follows:

1.	UTA hereby distributes to UTCG all of UTA’s right, title and interest in and to the UTA DR Interests.

2.	The DR Affirmation is hereby terminated and shall henceforth be void and ineffective from this day forward, and UTA and IDT hereby irrevocably and unconditionally waive any rights they hereafter may or might claim to have thereunder.

3.	Gomez hereby acknowledges, covenants and confirms that, from this day forward, he holds the UTA DR Interests for the sole and exclusive benefit of UTCG.

4.	The parties shall treat the termination of the DR Affirmation and the other provisions of this Agreement as constituting a distribution by UTA of its beneficial interest in the UTA DR Interests to UTCG for all purposes of United States Federal, state and local Taxes (as defined in the Purchase Agreement).

3

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

IDT TELECOM, INC.

By:
Name:
Title:

IDT DOMESTIC TELECOM, INC.

By:
Name:
Title:

UTCG HOLDINGS, LLC

By:
Name:
Title:

UNION TELECARD ALLIANCE, LLC

By:
Name:
Title:

CARLOS GOMEZ

4

Exhibit B

ASSIGNMENT

FOR VALUE RECEIVED, UNION TELECARD ALLIANCE, LLC (“Transferor”) hereby assigns and transfers unto UTCG HOLDINGS, LLC (“Transferee”) an 80% ownership interest (the “Interests”) in ETHNIC GROCERY BRANDS LLC (“EGB”) and all rights evidenced thereby. Transferee agrees to hold and receive the Interests in accordance with, and comply and be bound by, all of the terms, conditions and provisions of the Amended and Restated Operating Agreement of EGB dated as of March 13, 2006.

UNION TELECARD ALLIANCE, LLC

By:	/s/ Joe Farber
	Name:	Joe Farber
	Title:	President

UTCG HOLDINGS, LLC

By:	/s/ Carlos Gomez
	Name:	Carlos Gomez
	Title:	Authorized Signatory

Dated June 24, 2009

Exhibit C

IDT DOMESTIC TELECOM, INC.

PROMISSORY NOTE

$1,245,354.70	June 24, 2009

FOR VALUE RECEIVED, the undersigned, IDT DOMESTIC TELECOM, INC., a Delaware corporation with offices at 520 Broad Street, Newark, New Jersey 07102 (the “Company”), hereby promises to pay to CARLOS GOMEZ, an individual with an address c/o Kent, Beatty & Gordon, LLP, 425 Park Avenue, New York, New York 10022-3598 (“Holder”), the principal sum of ONE MILLION TWO HUNDRED FORTY FIVE THOUSAND THREE HUNDRED FIFTY FOUR and 70/100 DOLLARS ($1,245,354.70), plus interest as hereinafter provided, and all costs, fees and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) that Holder incurs in order to collect any amount due under this Note (the “Expenses”).

1. INTEREST. The outstanding principal balance of this Note shall earn interest from the date hereof until the date all amounts due hereunder are paid in full, at 0.76% per annum. When any date on which a payment is due and payable falls on a day that is not a business day, then such payment shall be due and payable on the first business day immediately following such day. For purposes hereof, “business day” means each day, other than a day on which banks in New York City are required or permitted by law to be closed.

2. PAYMENT. The principal of and interest accruing under this Note shall be payable in thirty six (36) equal, self-amortizing monthly installments of THIRTY FIVE THOUSAND AND 00/100 DOLLARS ($35,000.00), with the first installment being due and payable on the 24 day of July, 2009 and each subsequent payment on the 24 day of each month thereafter, to and including the 24 day of June, 2012. All payments shall be made in immediately available United States funds at such address as Holder may specify.

3. DEFAULT RATE: MAXIMUM LEGAL RATE. If the Company has failed to pay any sum due Holder hereunder within ten (10) days after Holder’s demand, from and after such tenth (10th) day the interest rate for all amounts outstanding under this Note shall automatically increase to 6.76%) per annum (the “Default Rate”), and any judgment entered hereon or otherwise in connection with any suit to collect amounts due hereunder shall bear interest at the Default Rate. It is the intent of Holder and of the Company that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law (the “Maximum Legal Rate”). Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled, and, if received by Holder, shall be refunded to the Company. The Company may prepay the principal amount hereof, in whole or in part, at any time and from time to time, without prepayment fee or penalty, provided that any such prepayment must be accompanied by all accrued and unpaid interest on the amount so prepaid.

4. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a) The Company shall have failed to pay any sum due Holder hereunder within five (5) business days after its due date;

(b) The dissolution of the Company, or the sale of all or substantially all of its business or assets (other than to its parent, subsidiary or affiliate); or

(c) There shall have been entered any order, judgment or decree by a court of competent jurisdiction for relief in respect to the Company, under the United States Bankruptcy Code, as now constituted or hereafter amended and in effect, or any other applicable Federal or state bankruptcy, reorganization, insolvency, readjustment of debt, dissolution, liquidation, or other similar law; or the Company shall have consented to the institution of proceedings under any of these laws, or to the filing of any proceedings under any of these laws, or to the filing of any such petition, or to the appointment of, or taking possession by, a receiver, liquidator, assignee, trustee, custodian, or sequester of the Company, or of all or any. substantial part of its property, assets, or revenue, or the Company shall have failed generally to pay its debts as they become due.

Upon the happening of an Event of Default, Holder, at its option and in its sole discretion, may accelerate this Note by notice to the Company to such effect, effective immediately, and thereupon the entire unpaid principal balance on or under this Note, together with all accrued but unpaid interest hereon and all Expenses, shall be immediately due and payable, and shall thereupon accrue interest at the Default Rate as provided above until paid in full.

5. WAIVERS. The Company hereby waives, to the fullest extent permitted by law, presentment, demand, protest and notices, including, without limitation, notices of nonperformance, notices of protest, notices of nonpayment, notices of dishonor, notices of the delivery or acceptance of this Note, and notices of the existence, creation or incurrence of new or additional obligations of the Company to Holder, and all other similar defenses which otherwise might be available. The Company acknowledges that Holder has been induced to accept this Note by, among other things, the provisions of this Section.

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6. ASSIGNMENT. This Note is non-negotiable, and may not be assigned by either the Company or Holder without the prior written consent of the other, provided, that the Company expressly acknowledges and agrees that Holder may assign this Note to Luis Arias, or any Affiliate of Luis Arias or of Holder, without the consent of the Company; provided, however, that as a condition to an assignment of this Note to Luis Arias or any Affiliate thereof, the Company’s obligations under this Note will be offset against amounts owed by Luis Arius or any Affiliate thereof, to IDT Telecom, Inc., or any of its Affiliates, including Union Telecard Alliance LLC. For purposes of this Note, “Affiliate” of a person means any natural person or juridical entity that controls, is controlled by or is under common control with the person to whose affiliates reference is being made.

7. AUTHORIZATION. The Company represents that it has the power and authority to enter into and perform this Note; that the execution, delivery and performance of this Note have been duly authorized by all necessary action; that this Note has been duly executed by and constitutes a binding obligation enforceable against the Company in accordance with its terms and is not in violation of any law, court order or agreement by which the Company is bound; and that, to the Company’s knowledge, the Company’s performance is not threatened by any pending or threatened litigation.

8. MISCELLANEOUS. This Note contains the entire agreement between Holder and the Company with respect to the Note, and supersedes every course of dealing, other conduct, and oral or written agreement and representation previously made by or on behalf of Holder relating hereto. All rights and remedies of Holder under applicable law and this Note or permitted amendment of any provision of this Note are cumulative and not exclusive. No single, partial or delayed exercise by Holder of any right or remedy shall preclude the subsequent exercise by Holder at any time of any right or remedy of Holder without notice. No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by Holder (and any amendment shall require the written consent of the Company). No course of dealing or other conduct, no oral agreement or representation made by Holder, and no usage of trade, shall operate as a waiver of any right or remedy of Holder. No waiver of any right or remedy of Holder shall be effective unless made specifically in writing by Holder. This Note is a binding obligation enforceable against the Company and its successors and permitted assigns and shall inure to the benefit of Holder, his heirs and personal representatives and his permitted assigns. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect. Section headings are for convenience only. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

9. NOTICES. Any notice or demand hereunder shall be duly given if delivered or mailed to the Company at its address on page one. Such notice or demand shall be effective, if delivered, upon personal delivery or, if mailed, three (3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight delivery service. Notice by e-mail is not valid notice under this Note.

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10. GOVERNING LAW; JURISDICTION. THIS NOTE WILL BE DEEMED TO BE MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, AND SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, EXCLUDING ITS CONFLICT OF LAWS RULES. THE COMPANY IRREVOCABLY CONSENTS TO THE SOLE AND EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY, CITY AND STATE OF NEW YORK IN CONNECTION WITH ANY ACTION OR PRO CEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE, AND HEREBY WAIVES THE RIGHT TO MOVE TO CHANGE VENUE OR ASSERT INCONVENIENT FORUM. IN ANY SUCH ACTION, COMPANY SHALL AND HEREBY IRREVOCABLY DOES WAIVE ANY RIGHT TO A TRIAL BY JURY. In any action or proceeding on or under this Note, the Company waives service of any summons, complaint or other process, and agrees that service thereof shall be deemed made when first received, by personal service, or after having been mailed by certified or registered mail, with return receipt requested, and mailed to the last known address of the Company.

IN WITNESS THEREOF, the COMPANY has executed this PROMISSORY NOTE on the day and year first above written.

IDT DOMESTIC TELECOM, INC.

By:	/s/ Liore Alroy
	Name:	Liore Alroy
	Title:	CEO

The undersigned hereby guarantees the prompt and complete payment by the Company of its obligations hereunder to Holder in accordance with the terms and conditions set forth in this Note.

IDT CORPORATION

By:	/s/ Liore Alroy
	Name:	Liore Alroy
	Title:	EVP

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Exhibit D

ASSIGNMENT

FOR VALUE RECEIVED, UTCG HOLDINGS, LLC (“Transferor”) hereby assigns and transfers unto IDT DOMESTIC TELECOM, INC. (“Transferee”) all of its ownership interests (the “Interests”) in UNION TELECARD ALLIANCE, LLC and all rights evidenced thereby.

UTCG HOLDINGS, LLC

By:	/s/ Carlos Gomez
	Name:	Carlos Gomez
	Title:	Authorized Signatory

IDT DOMESTIC TELECOM, INC.

By:	/s/ Liore Alroy
	Name:	Liore Alroy
	Title:	CEO

Dated June 24, 2009

Exhibit E

MUTUAL RELEASE

TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of UTCG HOLDINGS, LLC, a Delaware limited liability company, for itself and its subsidiaries, parents, affiliates, managers, members, officers, successors and assigns, and CARLOS GOMEZ and his heirs, executors, attorneys and administrators (each individually, a “Gomez Releasor” and collectively, the “Gomez Releasors”) hereby voluntarily, irrevocably and unconditionally releases, acquits and forever discharges IDT CORPORATION and its subsidiaries, parents, affiliates, directors, stockholders, officers, successors and assigns (each individually, an “IDT Releasee” and collectively, the “IDT Releasees”) of and from, and covenant not to sue any IDT Releasee for, any and all actions or causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, claims, charges, complaints, contracts, agreements, trespasses, damages, judgments, commissions, executions, demands and promises whatsoever, in law or equity, that any of the Gomez Releasors may now have or hereafter can, shall, or may have for, upon, or by reason of any and all matters, causes or things whatsoever, including, but not limited to, any and all matters arising out of or relating to the business and operations of Union TeleCard Alliance, LLC (“UTA”); provided, however, that no Gomez Releasor releases any IDT Releasee from any claims related to (i) fraud, (ii) any crime involving dishonesty, embezzlement, fraud, larceny, theft or moral turpitude, (iii) any breach by any IDT Releasee of its obligations under the Purchase Agreement, dated as of June 16, 2009 (the “Purchase Agreement”), among the Gomez Releasors, IDT Domestic Telecom, inc. and IDT Telecom, Inc., and the transactions contemplated thereby (in accordance with the terms thereof), (iv) any breach by IDT Domestic Telecom, Inc. under the Promissory Note in the aggregate principal amount of $1,245,354.70 by such company in favor of UTCG Holdings, LLC (the “Note”) (in accordance with the terms thereof), or (v) this Mutual Release.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of IDT CORPORATION, a Delaware corporation, for itself and its subsidiaries (including, without limitation, UTA), parents, affiliates, directors, stockholders, officers, successors and assigns (each individually, an “IDT Releasor” and collectively, the “IDT Releasors”) hereby voluntarily, irrevocably and unconditionally releases, acquits and forever discharges each of UTCG HOLDINGS, LLC, a Delaware limited liability company, and its subsidiaries, parents, affiliates, managers, members, officers, successors and assigns, and CARLOS GOMEZ (each individually, a “Gomez Releasee” and collectively, the “Gomez Releasees”), of and from, and covenant not to sue any Gomez Releasee for, any and all actions or causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, claims, charges, complaints, contracts, agreements, trespasses, damages, judgments, commissions, executions, demands and promises whatsoever, in law or equity, that any of the IDT Releasors may now have or hereafter can, shall, or may have for, upon, or by reason of any and all matters, causes or things whatsoever, including, but not limited to, any and all matters arising out of or relating to the business and operations of UTA or arising our of or relating to the Amended and Restated Operating Agreement of Union Telecard Alliance, LLC, dated as of April 24, 2002; provided, however, that no IDT Releasor releases any Gomez Releasee from any claims related to (i) fraud, (ii) any crime involving dishonesty, embezzlement, fraud, larceny, theft or moral turpitude, (iii) any breach by any Gomez Releasee of its obligations under the Purchase Agreement and the transactions contemplated thereby (in accordance with the terms thereof), or (iv) this Mutual Release.

[Signature Page To Follow]

IDT CORPORATION

By:	/s/ Liore Alroy
	Name:	Liore Alroy
	Title:	EVP

UTCG HOLDINGS, LLC

By:	/s/ Carlos Gomez
	Name:	Carlos Gomez
	Title:	Authorized Signatory

Carlos Gomez
CARLOS GOMEZ

Dated: June 24, 2009

Exhibit F

ESCROW AGREEMENT

AGREEMENT, dated as of June 16, 2009, by and among UTCG Holdings, LLC (“Seller”), EDT Domestic Telecom, Inc. (“Purchaser”), and Kent, Beatty & Gordon, LLP, as escrow agent (the “Escrow Agent”).

WHEREAS, Seller and Purchaser have executed and exchanged a Purchase Agreement, dated the date hereof (the “Purchase Agreement”), pursuant to which, among other things, Seller has agreed to sell to Purchaser, and Purchaser has agreed to purchase from Seller, the UTA Interests (as defined in the Purchase Agreement), subject to satisfaction of the conditions set forth in Section 5 thereof (the “Conditions”); and

WHEREAS, pursuant to the Purchase Agreement, Seller may be entitled to receive additional monies from Purchaser in connection with the 2009 Taxes (as defined in the Purchase Agreement); and

WHEREAS, pending satisfaction or waiver of the Conditions and finalization of the Final Statement (as defined in the Purchase Agreement), the parties have agreed that certain monies shall be deposited and held in escrow, all pursuant to and on the terms hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual promises and covenants herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Deposit. Pursuant to Section 1.5 of the Purchase Agreement, Purchaser hereby delivers and deposits with the Escrow Agent $4,138,342 (the “Escrow Deposit”). The Escrow Agent shall deposit and maintain the Escrow Deposit in a non-interest bearing account.

2. Release of Escrow Deposit.

A. Upon receipt by the Escrow Agent of written directions from Seller and Purchaser that the Closing has occurred as defined in, and in accordance with, the Purchase Agreement, the Escrow Agent shall promptly wire $3,638,342 to Seller in immediately available funds.

B. Upon receipt by the Escrow Agent of written directions from Seller and Purchaser that the Final Statement has been finalized in accordance with the Purchase Agreement, the Escrow Agent shall promptly wire such monies in immediately available funds to Seller and/or Purchaser as set forth in such directions.

C. Upon receipt by the Escrow Agent of a notice signed by either Purchaser or Seller demanding release of all or part of the Escrow Deposit (a “Demand”), the Escrow Agent promptly shall deliver a copy of such Demand to the other party. If such other party does not dispute the substance and directions of such Demand in a writing delivered to the Escrow Agent, with a copy to the other party (a “Dispute Notice”), within fifteen (15) days after its receipt of such Demand, the Escrow Agent shall, promptly after such fifteen day period, release from escrow and deliver all or part of the Escrow Deposit in accordance with the Demand.

D. Upon release and delivery in full of the Escrow Deposit pursuant to the foregoing paragraphs, the escrow established and the obligations of the Escrow Agent hereunder shall thereupon terminate.

3. Dispute. The Escrow Agent is acting as a stakeholder only with respect to the Escrow Deposit. If the Escrow Agent receives a Dispute Notice, or if no notice or direction concerning the disposition of the Escrow Deposit is received by the Escrow Agent by the close of business on June 15, 2010, or if there otherwise is any dispute as to whether the Escrow Agent is obligated to release and deliver or return the Escrow Deposit, or as to whom any of the Escrow Deposit is to be delivered, the Escrow Agent may hold the same until receipt by the Escrow Agent of a written authorization signed by both parties directing the disposition of same pursuant to paragraph 2, or, in the absence of such authorization, the Escrow Agent may either (a) continue to hold such Escrow Deposit until the final determination of the rights of the parties in an appropriate proceeding, or (b) deposit the same in a Court having jurisdiction pending such determination, which shall release the Escrow Agent from any and all liability hereunder.

4. Escrow Agent. Acceptance by the Escrow Agent of its duties hereunder is subject to the following terms and conditions, which all of the parties hereto agree shall govern and control with respect to the rights, duties, liabilities and immunities of the Escrow Agent:

(a) Except as otherwise expressly provided herein, the Escrow Agent shall receive no compensation for its services rendered hereunder;

(b) The Escrow Agent is not a party to and is not bound by any agreement relating to the Escrow Deposit, other than as expressly set forth herein;

(c) The Escrow Agent shall be protected in acting upon any written notice, request, demand, waiver, consent, receipt or other document which the Escrow Agent in good faith believes to be genuine and what it purports to be, and the Escrow Agent shall not be liable to inquire as to the authenticity or genuineness of any signature which, on its face, appears to be authentic and genuine;

(d) The Escrow Agent shall not be liable for any error of judgment, nor for any act done or step taken or omitted by it in good faith, nor for any mistake of fact or law, nor for anything which it may do or refrain from doing in connection herewith, except its own gross negligence, willful misconduct or fraud, and the Escrow Agent shall not be liable for the act, default, misconduct or fraud of any agent or other persons employed by or acting on behalf of either Purchaser or Seller;

(e) Purchaser and Seller hereby jointly and severally agree to indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, willful misconduct or fraud on the part of the Escrow Agent, arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability relating hereto;

(f) The Escrow Agent may consult with, and obtain advice from, legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel; and

(g) To the extent the Escrow Agent is or was counsel to Seller, nothing herein shall prevent or otherwise impair the right of the Escrow Agent to represent Seller in connection with any action or dispute, whether arising under this Agreement or otherwise and whether one party hereto is adverse to the other party hereto in connection with such action or dispute.

(h) The Escrow Agent hereby waives any and all rights to offset claims it may have against the Escrow Deposit, including claims arising as a result of any claims, amounts, liabilities, costs, expenses, damages or other losses that the Escrow Agent may be entitled to collect from Purchaser or Seller.

5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties, and their respective executors, administrators, legal representatives, successors and assigns.

6. Notices. Any notice given hereunder shall be in writing and shall be conclusively presumed to have been given and received one day after delivery to a national express delivery service or seventy-two hours after the same shall have been deposited in the United States mail Certified Mail, postage prepaid, return receipt requested, addressed to the parties at the following addresses (any notice so addressed but otherwise dispatched to be effective only upon actual receipt).

If to Seller:

c/o Kent, Beatty & Gordon, LLP

425 Park Avenue

New York, NY 10022-3598

Facsimile No.: (212) 421-4303

If to Purchaser:

IDT Domestic Telecom, Inc.

520 Broad Street

Newark, NJ 07102

Attn: President

Fax No.: (973) 438-1315

with a copy to:

IDT Corporation

520 Broad Street

Newark, NJ 07102

Attn: Legal Department

Fax No.: (973) 438-1455

If to Escrow Agent:

Kent, Beatty & Gordon, LLP

425 Park Avenue

New York, NY 10022-3598

Facsimile No.: (212) 421-4303

Attn.: Harry C. Beatty, Esq.

The address of any party hereto, for the purpose of notice or direction, may be changed by giving notice thereof to all other parties hereto at any time.

7. Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes all prior negotiations, understandings and agreements, oral or written, made by or on behalf of the parties, with respect to the subject matter hereof. No modification hereof shall be binding upon any party unless in writing and signed by or on behalf of the party against which the modification is asserted.

8. Waiver. Waiver of any provision hereof must be in writing signed by the party to be charged with the effect thereof. Waiver of any default or breach of this Agreement shall not be deemed a waiver of any other default or breach.

9. Section Headings. All section headings herein shall be only for purposes of reference and shall have no substantive significance.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within such State, without reference to the principles of conflicts of laws of such State.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in two or more counterparts, each of which shall be considered an original, on and as of the day and year first above written.

IDT DOMESTIC TELECOM, INC.

By:	/s/ Liore Alroy
	Name:	Liore Alroy
	Title:	CEO

UTCG HOLDINGS, LLC

By:	/s/ Carlos Gomez
	Name:	Carlos Gomez
	Title:	Authorized Signatory

KENT, BEATTY & GORDON, LLP

By:	/s/ Harry C. Beatty
Harry C. Beatty, Partner